UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     February 15, 2010

Nelnet, Inc.
(Exact name of registrant as specified in its charter)

Nebraska (State of other jurisdiction of incorporation)	001-31924 (Commission File Number)	84-0748903 (IRS Employer Identification No.)

121 South 13th Street, Suite 201, Lincoln, Nebraska      68508
(Address of principal executive offices)     (ZipCode)

Registrant’s telephone number, including area code   (402) 458-2370

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2010, James H. Van Horn notified Nelnet, Inc. (the "Company") that, in order to avoid potential conflicts of interest between he and the Company that could result from pursuit of his business interests, he did not intend to stand for re-election as a member of the Board of Directors of the Company at the annual meeting of shareholders to be held in May 2010.  Upon further discussion, and in order to allow the Company the ability to evaluate potential replacement candidates and the overall needs of its Board, Mr. Van Horn submitted his resignation from the Board effectively immediately. Mr. Van Horn did not have any disagreement with the Company's management relating to the Company’s business operations, policies, or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NELNET, INC.

Dated: February 18, 2010	By:	/s/ TERRY J HEIMES
Name: Terry J. Heimes Title: Chief Financial Officer